NEWS RELEASE


Contact:  Paul S. Feeley                               For Release: Immediately
          Senior Vice President, Treasurer &
          Chief Financial Officer
          (617) 628-4000


                         CENTRAL BANCORP, INC. CONDUCTS
                        2006 ANNUAL STOCKHOLDERS MEETING

         SOMERVILLE, MASSACHUSETTS, July 31, 2006 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced that at its 2006 Annual Stockholders Meeting, which was held today, Joseph R. Doherty, Richard E. Stevens, and Edward F. Sweeney, Jr. were elected as directors, each to serve for a three-year term, and the Central Bancorp, Inc. 2006 Long-Term Incentive Plan was approved in all respects.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.





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